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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-3 of our report dated February 20, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in Safeway Inc.'s methods of accounting during the fiscal year ended January 2, 1993) incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the fiscal year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.

Deloitte & Touche LLP

Oakland, California
January 2, 1996